EXHIBIT 23.1

INDEPENDEDNT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, 333-53029 and 333-70626 on Form S-8 and Registration Statements Nos. 333-54992 and 333-88192 on Form S-3 of American Medical Alert Corp. of our report dated March 25, 2005, except for Notes 3 and 5 as to which the date is March 30, 2005, appearing in this Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 2004.

Margolin, Winer & Evens LLP

Garden City, New York

March 31, 2005